Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com





             FULL YEAR 2002 RESULTS PRESENTATION - 27 FEBRUARY 2003

BASINGSTOKE, UK - 12 FEBRUARY 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY; TSX: SHQ) will announce full year 2002 earnings on 27 February 2003.

   Results announcement time:               12:00 GMT / 07:00 ET
   Conference call time:                    14:00 GMT / 09:00 ET

LIVE ANALYST PRESENTATION AND CONFERENCE CALL:
Rolf Stahel, Chief Executive; Angus Russell, Group Finance Director and Wilson Totten, Group R&D Director will host the investor and analyst meeting and live conference call at 14:00 GMT/9:00 ET. Chairman, James Cavanaugh will also be present. The venue for the meeting will be at the Tower 42 - 25 Old Broad Street, London EC2N 1HQ.

Please RSVP claire.rowell@fd.com (T: +44 (0)20 7269 7285).

LIVE CONFERENCE CALL:
The details of the live conference call are as follows:

  UK DIAL IN                   +44 20 7162 0125
  US / CANADA DIAL IN          +1 334 323 6203
  PASSWORD                     Shire

LIVE WEBCAST:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

REPLAY:
A replay of the presentation will be available for 2 weeks. Details are as follows:

  UK dial in                    +44 20 8288 4459
  Pin code                      336662

  US dial in                    +1 334 323 6222
  Pin code                      336662

  Webcast Replay                www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44
(0) 1256 894 160

                                       END

FOR FURTHER INFORMATION PLEASE CONTACT:

GLOBAL

Clea Rosenfeld - Investor Relations                          +44 (0)1256 894 160
Gordon Ngan - Investor Relations                             +44 (0)1256 894 160


NOTES TO EDITORS

SHIRE PHARMACEUTICALS GROUP PLC

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com


THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, including but not limited to the impact of same on Shire's ADHD franchise of patents, government regulation and approval, including but not limited to the expected approval date of lanthanum carbonate (FOSRENOL/FOSNOL) and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.